RESTATED
                                     BYLAWS
                                       OF
                          PNC MORTGAGE ACCEPTANCE CORP.
                              --------------------

                                     OFFICES
                                     -------

     Section 1. The principal office of the corporation shall be located at such place as the Board of Directors by resolution may designate from time to time. The corporation may have such other offices, either within or without the State of Missouri, as the Board of Directors by resolution may designate from time to time.

                             SHAREHOLDERS' MEETINGS
                             ----------------------

     Section 2. All meetings of the shareholders shall be held at any place, either within or without the State of Missouri, as the Board of Directors may designate from time to time. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation. Any such meeting may be adjourned to meet at such time and place as may be designated by the holders of a majority of the shares present or represented by proxy at any such meeting.

     Section 3. An annual meeting of the shareholders shall be held for the election of directors and for the transaction of any other proper business on the third Tuesday in May of each year but, if a legal holiday, then on the next business day following, at such time, between 9:00 a.m. and 5:00 p.m., as provided in the notice therefor. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     Section 4. Special meetings of the shareholders, for any purpose, may be called by or at the direction of the President, by the Board of Directors, or by the holders of not less than one fifth (1/5th) of all of the outstanding shares of the corporation entitled to vote at such meeting.

     Section 5. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered or given not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears an the records of the corporation.

     Section 6. A majority of the outstanding shares of the corporation entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy shall have the power to adjourn the meeting from time to time to a specified place and time no longer than ninety
(90) days after such adjournment, without notice other than announcement at the meeting, until a quorum shall be present. Any business which could have been transacted at the meeting if held as originally scheduled may be transacted at such adjourned meeting whether or not specified in a notice of such adjourned meeting.

     Section 7. With respect to all matters, including the election of directors, each shareholder shall be entitled to one vote for each share of stock held by such shareholder. Cumulative voting shall not be permitted in the election of directors.

     Section 8. Any action required to he taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and such consents shall be filed by the Secretary with the minutes of the meetings of the shareholders.

                                    DIRECTORS
                                    ---------

     Section 9. The number of directors to constitute the Board of Directors is as set forth in the Articles of Incorporation. At least one member of the Board of Directors shall be an Independent Director. As used herein and in the Articles of Incorporation, the phrase "Independent Director" shall mean a member of the Board of Directors who is not, and has not been for a period of two years
(a) an officer or employee of the corporation or an officer, director or employee of any affiliate thereof; (b) an owner of more than two percent (2%) of the outstanding stock of any class of the corporation or any affiliate thereof;
(c) a customer of or supplier to the corporation or any of its affiliates having an indebtedness outstanding of Five Thousand Dollars ($5,000.00) or more to the corporation or any of its affiliates; (d) a person or other entity (a "Person") controlling any such shareholder, supplier or customer described in (b) or (c) above; or (e) a member of the immediate family of any such shareholder, director, officer, employee supplier or customer described in (a), (b) or (c) above. As used in this definition of "Independent Director," the term "affiliate" means any person controlling, under common control with, or controlled by the Person in question, and the term "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Section 10. The property and business of the corporation shall be controlled and managed by its Board of Directors, who shall be elected at the annual meeting of the shareholders. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified, unless sooner removed by the directors or shareholders, disqualified or resigned. No director need be a resident of the State of Missouri or a shareholder of the corporation.

     Section 11. An annual meeting of the Board of Directors shall held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers and transacting such other business as may come before the meeting. If, for any reason, such annual meeting of directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the directors thereafter called for such purpose pursuant to these Bylaws.

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

     Section 12. Regular meetings of the Board of Directors, other than annual meetings, may be held at such time and place as shall from time to time be determined by the Board of Directors. After the time and place of such regular meetings shall have been so determined and notice thereof given to all of the directors, no notice of such regular meetings need be given thereafter.

     Section 13. Special meetings of the Board of Directors may be called by or at the direction of the President, or any two (2) directors, to be held at such time and place as may be designated by the person or persons authorized to call such special meetings. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid.

     Section 14. A majority of the full Board of Directors as prescribed in the Articles of Incorporation shall constitute a quorum for the transaction of business. Subject to the restrictions upon the actions of the Board of Directors set forth in the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 15. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     Section 16. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors.

     Section 17. Directors may be removed by the shareholders or directors of the corporation in the manner provided by "The General Business Corporation Law of Missouri", as amended.

     Section 18. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation. When an independent Director vacates his position as an Independent Director of the corporation, such vacancy left by the Independent Director shall be filled by a person who qualifies as an Independent Director.

     Section 19. Except for Independent Director(s), the directors as such shall not receive any stated annual salary for their services, provided, however, that by resolution of the Board of Directors, a fixed sum and expenses, if any, may be allowed for attendance at any regular or special meeting of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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


                                    OFFICERS
                                    --------

     Section 20. The corporation shall have a President, one or more Vice Presidents, a Secretary, and a Treasurer who shall be elected by the Board of Directors. No officer need be a director. Any two or more offices may be held by the same person.

     Section 21. The corporation shall have such other officers and agents as may be elected or appointed by the Board of Directors.

     Section 22. Each officer of the corporation shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any of the officers of the corporation may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 23. The compensation of the officers shall be fixed by the Board of Directors and, unless fixed for a definite Period, may be changed from time to time whenever the Board of Directors may deem such action necessary or advisable. The compensation of employees shall be fixed by the President or in such manner as the Board of Directors may determine.

     Section 24. The President shall be the chief executive officer and general manager of the corporation, shall have general supervision and direction of the business of the corporation, and shall preside at all meetings of the shareholders at which he is present. The President shall perform such other duties as may be prescribed by the Board of Directors.

     Section 25. Any Vice President, in order of rank, in the absence or incapacity of the President, shall perform the duties and have the authority of that office and shall perform such other duties as may be prescribed by the Board of Directors. Unless otherwise designated by the Board of Directors, the order of rank between Vice Presidents shall be determined by length of service in the office of Vice President of the corporation.

     Section 26. The Secretary of the corporation shall be responsible for the custody of the corporate seal and shall cause to be recorded all the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose and shall perform such other duties as may be prescribed by the Board of Directors.

     Section 27. The Treasurer of the corporation shall be responsible for custody of the funds of the corporation and shall maintain them in an account or accounts in such bank or other depositary as may be designated by the Board of Directors. He shall keep accurate books of account of the business of the corporation, shall make periodic reports thereof and shall perform such other duties as may be prescribed by the Board of Directors.

     Section 28. In the event of the absence of any officer of the corporation or in the event that the Board of Directors shall for any reason deem such action necessary or expedient, the Board may from time to time delegate the powers or duties of such officer in whole or in part to any other officer or to any directors, provided that the majority of the Board shall concur therein.


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


                                 CORPORATE STOCK
                                 ---------------

     Section 29. The shares of stock of the corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and sealed with the seal of the corporation. Such seal may be facsimile, engraved or printed. If such certificate is countersigned by a Transfer Agent or Registrar other than the corporation or its employee, if any, appointed by the Board of Directors of the corporation, then, in such event, the signatures of any of the above named officers may be facsimile, engraved or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, Transfer Agent or Registrar at the date of issue.

     Section 30. A certificate representing shares of stock of the corporation may be transferred only:

          (a) by delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby; or

          (b) by delivery of the certificates and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and such assignment or power of attorney may be either in blank or to a specified person; or

          (c) by delivery of the certificate with assignment endorsed thereon or in a separate instrument signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, or other person duly authorized by law to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby.

      The corporation or its agents may require reasonable proof of the authenticity of the signatures appearing upon instruments provided for the purpose of effecting transfer of such certificate.

     Section 31. The Board of Directors may close the transfer books of the corporation in their discretion for a period not exceeding seventy (70) days preceding (1) the date of any meeting, either annual or special, of the shareholders, (2) the date of payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change, conversion or exchange of the shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at the meeting, and any adjournment thereof, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid.

     Section 32. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof, and the Board of Directors may, in its discretion, hold such owner of record to be entitled to notice of meetings of shareholders and to receive dividends and to vote as such owner. The corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share an the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law.

                               GENERAL PROVISIONS
                               ------------------

     Section 33. During its existence,  the  corporation  may engage  employees,
equipment,   and  accounting  and  other  services  from  its   shareholders  or
affiliates, but the corporation will:

          (a) hold itself out as a separate entity;

          (b) conduct its own business in its own name;

          (c) own and maintain all of its assets in its own name and at all times segregate its assets from the assets of any person or entity;

          (d) pay its own liabilities out of its own funds;

          (e) maintain books and records separate from any other person or entity, except that entities owning an interest in the corporation may include the financial data of the corporation in consolidated financial statements and tax returns, which statements and returns shall indicate the corporation's separate existence;

          (f) maintain financial statements separate from any other person or entity;

          (g) observe all corporate procedures required by its Articles of Incorporation, these Bylaws and the laws of the State of Missouri;

          (h) pay the salaries of its own employees as well as pay that portion of any compensation for services rendered by employees of any of its affiliates which has been fairly and reasonably allocated to the corporation;

          (i) not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

          (j) not pledge its assets for the benefit of any other entity;

          (k) pay that portion of any overhead for shared office space or any other shared services which has been fairly and reasonably allocated to the corporation;

          (l) use its own stationery, invoices and checks; and

          (m) not engage in purchase or sale of mortgage loans from or to its shareholders or affiliates except as may be approved by an Independent Director.

     Section 34. Pertinent provisions of the law of the State of Missouri, where applicable, shall take precedence over these Bylaws.

     Section 35. The corporation shall neither guarantee the debts of its Parent, if any, or any Affiliate thereof, nor seek to have its Parent, if any, or any Affiliate thereof, guarantee its debts.

     Section 36. The corporation will not acquire the debt instruments of, the securities, issued by, or make loans or advances to, its Parent, if any, or any Affiliate thereof.

     Section 37. The corporation shall not commingle its money or other assets with the money or other assets of its Parent, if any, or any Affiliate thereof.

     Section 38. The power to make, alter, amend, or repeal the Bylaws of the corporation is vested in the directors of the corporation pursuant to the Articles of Incorporation.

     Section 39. Any defects in the manner in which any meeting required by law or by these Bylaws is called, convened or conducted shall be deemed waived by any shareholder or director who attends such meeting, either in person or by proxy, and who fails to object to such meeting. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation of the corporation or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

     Section 40. The corporation shall have a seal which shall be circular in form and contain the name of the corporation and the words "MISSOURI" and "CORPORATE SEAL".

     Section 41. The fiscal year of the corporation shall commence on the first day of January and shall terminate on the 31st day of December of each year.

     Section 42. Pronouns of the masculine gender shall be deemed to include the feminine with respect to these Bylaws.






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